Joint Venture Agreement

This Joint Venture Agreement ("**Agreement**") is entered into this 10th day of May 2016 (the "**Effective Date**"), by and between Orgenesis, Inc. a corporation incorporated in Nevada, USA, having an address at 20271 Goldenrod Lane, Germantown, MD 20876, ("**Orgenesis**") and Atvio Biotech Ltd., a company organized in Israel, having an address at 57 Tamar st, Kiryat Tivon, 36015, Israel ("**Atvio**"), and together with Orgenesis, the "**Parties**" and each a "**Party**").

Whereas Orgenesis is engaged, inter alia, in providing contract development and manufacturing services specialized in the industrialization of cell therapy products; and

Whereas Atvio wishes to collaborate with Orgenesis in providing contract development and manufacturing for cell and virus therapy services exclusively within the State of Israel ("**Territory**"); and

Whereas the Parties wish to set forth the terms for the collaboration between Orgenesis and Atvio for providing Services in the Territory;

NOW THEREFORE the Parties hereby agree as follows:

1. **PURPOSE AND OBJECT OF THE JV**

1.1. The Parties agree to form the Joint Venture ("**JV**"), subject to the terms and conditions of this Agreement, for providing the following services ("Services") in the Territory: Contract development and manufacturing services of cells and viruses in the field of regenerative medicine;

The JV shall be carried out through Atvio.

1.2. Nothing in this Agreement shall be considered as a limitation of the powers or rights of any of the Parties to carry on its independent business for its sole benefit in addition to the Project.

1.3. Orgenesis may carry out its obligations under this Agreement, in whole or in part, through an Affiliate thereof.

For the purpose of this Agreement the term "Affiliate" shall mean means any entity which directly or indirectly controls, is controlled by or is under common control of a Party to this agreement; the term "control" as used herein shall mean the possession of the power to direct or cause the direction of the management and the policies of an entity, whether through the ownership of a majority of the outstanding voting rights or by contract or otherwise.

2. **UNDERTAKING OF THE PARTIES; FINANCING & PARTICIPATION SHARES & ROLES:**

2.1. Atvio shall be responsible to identify and establish a qualified good manufacturing

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practice (GMP) facility in the Territory ("**GMP Facility**") for the provision of the Services. Until agreed otherwise, Atvio shall incur all costs related to the establishment and set up costs associated therewith.

2.2. To defray the costs associated with the GMP Facility setup and maintenance, subject to and in accordance with the terms of the Work Plan (as defined in Section 3.1) to be approved by the parties, Orgenesis shall provide funding of US$1,000,000 (One Million US Dollars) as a loan to Atvio (the "Loan"). The Loan shall be convertible at any time upon written notice by Orgenesis to Atvio into fifty percent (50%) of the outstanding issued equity share capital of Atvio immediately following such conversion. The Loan may be partially converted in the case of only a portion of the money being transferred. The funding may be provided in in-kind services if so defined in the Work Plan and approved in advance by the Steering Committee (as defined below).

2.3. Atvio will use the proceeds of the Loan solely to purchase equipment for the GMP Facility and to cover the costs for setup in the Territory and provide for all operational running costs which shall include a technically capable CEO and technicians to setup, run and maintain the GMP Facility. A Budget for all the above costs for two (2) years will be set up with the Work Plan.

2.4. The participating interests of the Parties in Atvio and in any and all rights and obligations of Atvio and in any movable property or equipment acquired by it (except with respect to any property or equipment furnished or leased by Orgenesis to Atvio, title to which shall remain in Orgenesis), and in any and all profits and losses which may be derived from the performance of the Services, and any liability arising out of guarantees or any other securities (the "**Participating Interests**") shall be in the following proportions:

Orgenesis -50%
Atvio Shareholders - 50%

2.5. Atvio shall be responsible, at its own cost, for the management, administration and accounting functions. Atvio shall be responsible for identifying and engaging required qualified and experienced human resources to provide and support the Services, with the assistance of Orgenesis.

2.6. Orgenesis shall be responsible for transferring the manufacturing knowhow to Atvio including its quality assurance sysytem, as required in order to perform the Services ("**Orgenesis IP**"). Orgenesis shall provide Atvio with required technical support and know how available to Orgenesis, in order to operate such a GMP Facility. The Orgenesis IP shall not include any IP licensed from Sheba Medical Center. Such Orgenesis IP may be used by Atvio solely for the purposes of providing and supporting the provision of the Services in the framework of the JV. Transfer of the Orgenesis IP to Atvio as provided hereunder shall be under a Nonexclusive License between Orgenesis and Atvio under a separate agreement to be entered into following the set-up of the GMP Facility and the procurement of all regulatory approval required to operate the GMP Facility.

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2.7. In addition, if required for JV or additional GMP facility setups in the Territory, either of Orgenesis or the other Atvio Shareholders shall have the right, at all times, to invest additional sums in Atvio (the "**Investment**"). The terms of such Investment shall be negotiated in good faith and shall be mutually agreed by both Parties. Such Investment by either Party shall result in a dilution of the other Party's Participating Interest if not matched at any time in the succeeding three (3) years from the Investment date/dates or upon acquisition by Orgenesis.

2.8. Orgenesis shall have full information and access rights in respect of Atvio and the GMP Facility.

2.9. Atvio shall engage exclusively in the provision of, and support for the Services and shall not undertake any other activity, without Orgenesis' express prior written consent.

2.10. Attached herewith as Schedule A is a schedule of all of the shareholders of Atvio (collectively, the "Atvio Shareholders"). Atvio agrees that it will not permit, approve, authorize or otherwise facilitate the transfer, encumbrance or other lien of any equity interest of any Atvio Shareholder in Atvio to a Competitor without the express written consent of Orgenesis. Additionally, each of the Atvio Shareholders, hereby, severally, agrees to not transfer or encumber any of its equity interest in Atvio to a Competitor without the express written consent of Orgenesis.

For the purposes of this Agreement the term "Competitor" shall mean any person engaged, directly or indirectly, in any of business in which either Orgenesis (or an affiliate thereof) or Atvio is then engaged.

2.11. Subject to the successful set up of the GMP Facility and the procurement of all required regulatory approvals so as to allow the GMP Facility to operate and to provide and support the Services, Orgenesis will utilize the services of the GMP Facility for the purposes of fulfilling all third party orders that Orgenesis or any affiliate receives from third party customers which are interested in procuring the Services in Israel at rates that are commercially competitive and mutually agreed to by Orgenesis and Atvio; provided, that the undertaking above shall expressly exclude the provision of Services to satisfy the product needs of Orgenesis and/or any Affiliate thereof.

2.12. In furtherance of its undertaking under Section 2.11 above, Orgenesis will use its reasonable commercial efforts to direct toward Atvio, purchase orders for utilization of the Services from unrelated third parties.

3. WORK PLAN

3.1. The definitive work plan, setting forth in detail the respective tasks for which each of the Parties is responsible for under the JV together with a time schedule for the completion of such tasks (hereinafter referred to as the "**Work Plan**") will be agreed upon in writing by the Parties and shall be attached to this Agreement as

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Exhibit A, within no later than 60 days following the Effective Date. Any change to the Work Plan shall be approved in advance by the Steering Committee (as defined below)

3.2. Each Party shall exert its reasonable commercial efforts to carry out its respective tasks in a timely and professional manner in accordance with the Work Plan.

3.3. Notwithstanding anything to the contrary that may be inferred by any provision of this Agreement, no Party shall have the authority or right, nor shall any Party hold itself out as having the authority or right to assume, create or undertake any obligation of any kind whatsoever, expressed or implied, on behalf or in the name of the other Party unless otherwise agreed by the Parties in writing, and as set forth in this Agreement.

4. STEERING COMMITTEE

4.1. The Parties shall set up a steering committee for the management of the JV, which shall also serve as the Board of Directors of Atvio ("**Steering Committee** ").

4.2. The Steering Committee shall be composed of three (5) representatives, one (2) representative shall be appointed and replaced by each of Orgenesis and the Atvio Shareholders and fully authorized by the party/ies designating it to act and decide on its behalf, and one (1) local industry expert approved by both parties. Each Party shall be entitled to replace its member after informing the other Party in writing. Each Party will appoint by written notice to the other Party the said representatives. The members shall be nominated by the Parties prior to the first Steering Committee Meeting.

4.3. All decisions relating to the JV and Atvio shall be taken unanimously by the Steering Committee.

4.4. As a general rule, the Steering Committee shall meet (in person and/or via phone or video conference) at least once in every 2(two) weeks, unless agreed otherwise. Any Party who wishes to summon a Steering Committee meeting, shall give the other members of the Steering Committee at least five (5) calendar days' notice of meetings and shall also fix the date, time, place and agenda with the relevant data and documents to be approved, attached to the agenda.

4.5. At the meeting of the Steering Committee other representatives of the Parties or legal counsels may be present without a voting right, so that information is more complete and taking resolutions is more constructive, provided their attendance is communicated in advance.

4.6. One member appointed by the majority equity holder in Atvio shall serve as chairman of the Steering Committee.

4.7. Each member of the Steering Committee has 1(one) vote.

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4.8. The resolutions of the Steering Committee shall be recorded in minutes and will be sent (by Email) to all members of the Steering Committee within one week Such minutes shall be deemed to have been approved by the Steering Committee if no objections are raised within a period of fourteen (14) calendar days after receipt thereof.

4.9. In urgent cases, a unanimous decision of the Steering Committee may also be reached by E- mail or fax initiated by the Chairman and on the occasion of the following Steering Committee meeting such decision shall be ratified and included in the minutes.

4.10. The members of the Steering Committee will not receive any remuneration, except as may otherwise be agreed in writing by the Parties.

5. REPRESENTATIONS

5.1. Representations and Warranties of Atvio. Atvio hereby represents, warrants and undertakes that: (i) Atvio has the requisite power and authority to enter into and carry out the terms of this Agreement and its performance under this Agreement will not conflict and/or constitute a breach of with any other obligation Atvio may have to any other party and/or cause the breach of or violation of any applicable laws or regulation; (ii) Atvio shall keep complete, accurate and correct books of account and records consistent with sound business and accounting principles and practices and any other documentation related to its activities and make such books of accounts, records and documentation available for inspection by Orgenesis, Atvio agrees that it will and notify Orgenesis immediately if Atvio becomes aware of any actual or potential claims, suits, actions, allegations or charges that could affect either Party's ability to fully perform its duties or to exercise its rights under the Agreement. Without derogating from any of the forgoing, Atvio shall keep Orgenesis regularly informed of all developments relating to the JV and Atvio's activities under this Agreement and provide Orgenesis with any information relating to its activities reasonably requested by Orgenesis.

5.2. Representations and Warranties of Orgenesis. Orgenesis hereby represents, warrants and undertakes that it has the requisite power and authority to enter into and carry out the terms of this Agreement and that its performance under this Agreement will not conflict and/or constitute a breach of with any other obligation Orgenesis may have to any other party and/or cause the breach of or violation of any applicable laws or regulation. Orgenesis agrees that it will notify Atvio immediately if Orgenesis becomes aware of any actual or potential claims, suits, actions, allegations or charges that could affect either Party's ability to fully perform its duties or to exercise its rights under the Agreement.

6. INDEMNIFICATION.

6.1. Each Party (**"Indemnifying Party"**) agrees to indemnify, defend and hold harmless the other Party, and its respective officers, directors, shareholders, employees,

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accountants, attorneys, agents, affiliates, subsidiaries, successors and assigns ("**Indemnified Party**") from and against any and all third party claims, damages, liabilities, costs and out of pocket expenses, including reasonable legal fees and expenses (collectively "**Losses**"), arising out of : (i) any breach of any express warranty, representation, covenant or obligation made by the Indemnifying Party in this Agreement ; and/or (ii) the negligence or willful misconduct of the Indemnifying Party, expect to the extent that such losses arise from: (i) any breach of any express warranty, representation, covenant or obligation made by any of the Indemnified Parties in this Agreement; and/or (ii) the negligence or willful misconduct of any of Indemnified Parties.

6.2. The foregoing indemnity is conditioned upon (i) prompt written notice by the Indemnified Party to the Indemnifying Party of any claim, action or demand for which indemnity is claimed , provided that the failure to provide such notice shall not relieve the Indemnifying Party form its indemnification obligations, except if the Indemnifying Party was prejudiced by such failure; (ii) the opportunity to take control over the defense and settlement thereof by the Indemnifying Party; (iii) the Indemnified Party's right to be represented by separate counsel at its own expense, provided that if the Indemnifying Party fails to assume the defense or settle of any claim giving rise to the indemnification obligation within a relabeled period, the Indemnified Party shall have the right to defend the claim using counsel of its choice at the expense of the Indemnifying Party and (iii) such reasonable cooperation by the indemnified party in the defense as the indemnifying party may request. Neither Party shall, without the prior written consent of the other Party, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, such consent not to be unreasonably withheld or delayed. The indemnification provided for under this section 6 shall remain subject to the limitation of liability described in section 7 below.

7. LIMITATIONS OF LIABILITY; AND DISCLAIMERS.

7.1. EXCEPT FOR ANY LABILITY WITH RESPECT TO HUMAN INJURY AND/OR DEATH, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM PERFORMANCE UNDER OR FAILURE OF PERFORMANCE OF ANY PROVISION OF THIS AGREEMENT (INCLUDING SUCH DAMAGES INCURRED BY THIRD PARTIES), SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS.

7.2. WITHOUT DEROGATING FROM THE FORGOING, UNDER NO CIRCUMSTANCE WILL THE LIABILITY OF ORGENESIS TO ATVIO , WHETHER FOR BREACH OF CONTRACT, IN TORT (INCLUDING BUT NOT LIMITED TO NEGLIGENCE) OR OTHERWISE SHALL EXCEED IN AGGREGATE AN AMOUNT OF $500,000 (FIVE HUNDRED THOUSAND US DOLLARS).

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7.3. WITHOUT DEROGATING FROM THE FORGOING, UNDER NO CIRCUMSTANCE WILL THE LIABILITY OF ATVIO TO ORGENESIS, WHETHER FOR BREACH OF CONTRACT, IN TORT (INCLUDING BUT NOT LIMITED TO NEGLIGENCE) OR OTHERWISE SHALL EXCEED IN AGGREGATE AN AMOUNT OF $500,000 (FIVE HUNDRED US DOLLARS).

7.4. WITHOUT DEROGATING FORM THE FORGOING, IN NO EVENT SHALL ORGENESIS BE LIABLE FOR ANY ACTIONS OR CLAIMS OR THE LIKE BY ATVIO AND/OR ANY THIRD PARTY THAT THE ORGENESIS IP AND/OR THE RESULTING IP, RESULTS OR MAY RESULT IN ANY INFRINGEMENT, DEPRAVATION, MISAPPROPRIATION AND/OR VIOLATING OF THE INTELLECTUAL PROPERTY OR OTHER RIGHTS OF ANY PERSON OR ENTITY.

7.5. THE ORGENESIS IP IS PROVIDED "AS-IS" AND "AS AVAILABLE", ORGENESIS MAKES NO AND HEREBY SPECIFICALLY DECLAIMS REPRESENTATION AND/OR WARRANTY CONCERNING THE ORGENESIS IP INCLUDING, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, COMPLETENESS, USE ACCURACY OR THAT THE ORGENESIS IP SHALL BE USEFUL IN ANY MANNER OR COMMERCIALLY EXPLOITABLE.

7.6. THE OREGENESIS IP SHALL NOT INCLUDE ANY IP LICENSED FROM SHEBA MEDICAL CENTER. THE ORGENESIS IP MAY BE USED SOLELY FOR THE PURPOSES OF CARRYING OUT THE PROJECT THROUGH THE JV.

8. CALL OPTION

At any time on or after the first anniversary of the Effective Date, Orgenesis shall have the option, but not the obligation, exercisable at its sole discretion and subject to all rules and regulations to which it is then subject, including without limitation, the rules of any U.S. national securities exchange ("**Call Option**"), to require the Atvio Shareholders to transfer to Orgenesis the entirety of their interest in Atvio for the Consideration (as defined below) specified below ("Sale Transaction"). The exercise of the Call Option shall be exercisable upon written notice by Orgenesis and be subject further to an appropriate exemption from the registration requirements under U.S. securities laws. The number of shares of common stock of Orgenesis, Inc. issuable to the Atvio Shareholders as consideration in such Sale Transaction (the "Consideration") shall be determined by dividing the agreed upon valuation of Atvio immediately prior to the closing of the Sale Transaction by the higher of: (1) the daily weighted average price of Orgenesis Inc.'s common stock during the 90 (ninety) day period preceding the closing of the Sale Transaction; or (ii) the weighted average price of Orgenesis Inc.'s common stock during the three (3) trading day preceding the closing of the Sale Transaction. The legal form of Sale Transaction shall be determined by Orgenesis, and may include, *inter alia*, a share purchase transaction, an asset purchase transaction or a merger and be evidenced by

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legally binding agreement reflecting mutually agreeable terms and representations appropriate for transactions of this type. Additionally, the Sale Transaction shall close within 60 (sixty) days of the giving of notice by Orgenesis. Notwithstanding the foregoing, in the event that the Orgenesis shall have entered into a legally binding agreement for the sale of all or substantially all of its assets to an unrelated third party, then, upon the closing of such transaction ("Company Sale"), Orgenesis shall be entitled to exercise the Call Option hereunder prior to such first anniversary.

For purposes of exercising the Call Option, Atvio's valuation will be defined as the higher of the following (the "Atvio Agreed Valuation"): (i) two *times* the latest additional investment round valuation in Atvio; or (ii) two *times* the annual sales of Atvio for the preceding fiscal year.

In connection with the exercise of the Call Option, Orgenesis will take all measures reasonably requested by Atvio and/or the Atvio Shareholders in order to address the tax ramifications to Atvio and/or the Atvio Shareholders of the issuance of the Consideration resulting from the exercise of the Call Option.

9. <u>PUT OPTION; BUYOUT</u>

9.1 At any time on or after the third anniversary of the Effective Date, the Atvio Shareholders shall have the option, but not the obligation, exercisable at its sole discretion and subject to all rules and regulations to which the Company is then subject, including without limitation, the rules of any U.S. national securities exchange (**"Put Option"**), to require Orgenesis to purchase from the Atvio Shareholders entire interest in Atvio for the Consideration (as defined below) specified below ("Purchase Transaction"). The exercise of the Put Option shall be exercisable upon written notice by Atvio Shareholders to Orgenesis and be subject further to an appropriate exemption from the registration requirements under U.S. securities laws. The number of shares of common stock of Orgenesis issuable to the Atvio Shareholders as consideration in such Purchase Transaction (the "Consideration") shall be determined by dividing the agreed upon valuation of Atvio immediately prior to the closing of the Purchase Transaction by the higher of: (1) the daily weighted average price of Orgenesis Inc.'s common stock during the 90 (ninety) day period preceding the closing of the Purchase Transaction; or (ii) the weighted average price of Orgenesis Inc.'s common stock during the three (3) trading day preceding the closing of the Purchase Transaction. The legal form of Purchase Transaction shall be determined by Orgenesis, and may include, *inter alia*, a share purchase transaction, an asset purchase transaction or a merger and be evidenced by legally binding agreement reflecting mutually agreeable terms and representations appropriate for transactions of this type. Additionally, the Purchase Transaction shall close within 60 (sixty) days of the giving of notice by Orgenesis.

For purposes of exercising the Put Option. Atvio's valuation will be the Atvio Agreed Valuation.

10. <u>INVESTMENT OPTION IN ORGENESIS</u>

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Orgenesis hereby grants to Atvio and or to each of the Atvio Shareholders an option, exercisable through September 30, 2016, to purchase Units (as defined below) of Orgenesis' securities at the Last Round Unit Price (as defined below), for an aggregate purchase price not exceeding US$5 million.

As used herein, the term "Units" shall mean (i) one shares of the Company's Common Stock and (ii) one Common Stock purchase warrant, exercisable for three years from the date of issuance, at per share exercise price of US$0.52.

The "Last Round Unit Price" shall mean the per Unit price of US$0.52

11. TERM & TERMINATION

11.1. This Agreement shall enter into effect on the Effective Date and shall remain in effect thereafter until terminated pursuant to this section 11 below.

11.2. This Agreement may be terminated as follows:

11.2.1. by written agreement by both Parties;

11.2.2. by either Party upon written notice to the other Party (with immediate effect), In the event of insolvency, bankruptcy, or voluntary dissolution of the other Party hereto during the term hereof or in the event of a Party's assignment of its assets for the benefit of creditors, and the Parties hereto shall have the rights as provided by applicable law;

11.2.3. by either Party upon written notice to the other party (with immediate effect), In the event of a force majeure event, including, but not limited to, delay or failure in performance of this Agreement the other Party due to acts of God, acts of governments, wars, riots, strikes, accidents in transportation, or other causes beyond the reasonable control of the other Party that continues for longer than ninety (90) days; or.

11.2.4. by either Party upon written notice to the other Party (with immediate effect),, In the event that such other Party has committed a material breach of any of the terms and conditions of this Agreement or has materially defaulted in the performance of any of its obligations under this Agreement, (provided that the non-breaching/non-defaulting Party has first given the other Party written notice of the grounds supporting the material breach or default and the breaching/defaulting Party has not cured the material breach or default within thirty (30) days of receipt of such notice) without derogating from non-other legal and equitable remedies available to the breaching/non-defaulting Party as provided by law, equity and/or this Agreement.

11.3. Sections 2.4, 2.5, 2.8, 6, 7, 11, 12 and 13, hereof shall survive the expiration or termination of this Agreement for any reason and shall remain in full force and effect thereafter.

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11.4. Termination of this Agreement shall not relieve either Party of any liability which accrued hereunder prior to the effective date of such termination, nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement, nor prejudice either Party's right to obtain performance of any obligation. The remedies provided under this Agreement are cumulative, and are not exclusive of other remedies available to a Party in law or equity.

Upon termination of this Agreement for any reason, all rights in and to the Non-Exclusive License shall terminate and all rights to the Orgenesis IP and/or Resulting IP granted under such Non-Exclusive License will revert back to Orgenesis and the Atvio shall cease use of the Orgenesis IP and/or Resulting IP, unless otherwise agreed in writing by the Parties. If Atvio is still an ongoing business with customers, Orgenesis shall then provide a license for Atvio to continue operations for a period of at least three (3) years at license rates in line with the market.

12. CONFIDENTIALITY; OWNERSHIP

12.1. Under this Agreement, Orgenesis may disclose or reveal to **Atvio**, the Atvio Shareholders and/or any other entity mentioned in this Agreement, and/or their respective affiliates, Orgenesis' confidential or proprietary information ("**Confidential Information**"). All information and know how in respect of the development and manufacturing of cell therapy products, including, without limitation, the Orgenesis IP, and all reports and records produced by Orgenesis shall be part of the Confidential Information of Orgenesis. Atvio Shareholders and Atvio shall hold Confidential Information in strict confidence and secrecy and will not and will not use or disclose, transfer and/or publish such Confidential Information in any manner or for any purposes not expressly contemplated by this Agreement. Atvio shall not disclose any Confidential Information except to its employees who are have a need to know such Confidential Information for the purposes of this Agreement and who are subject to written agreements containing non-disclosure and non-use obligations no less restrictive than those set forth herein.

12.2. Upon Orgenesis' request, all or any requested portion of its Confidential Information (including, but not limited to, tangible and electronic copies, notes, summaries or extracts of any information) will be promptly returned to Orgenesis or destroyed, and Atvio will provide Orgenesis with written certification stating that such Confidential Information has been returned or destroyed.

12.3. Each of the parties will, and will cause its affiliates and representatives to, maintain in strict confidentiality this document and any transactions contemplated hereunder, the terms set forth herein and any discussions between the Parties in such respect except for any mention in any applications to official authorities for regulatory approval, or in the fulfillment of any duty owed to any competent authority (including a duty to make regulatory filings and/or reports and/or reporting under the requirements of any securities exchange).

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12.4. The Parties shall consult and coordinate with each other respecting the timing and content of any publicity, press or news releases or other public announcements regarding this Agreement and the transactions contemplated hereby and neither Party shall use the name of the other for marketing, advertising or promotional purposes without the prior written consent of the other Party, all except for any mention in any applications to official authorities for regulatory approval, or in the fulfillment of any duty owed to any competent authority (including a duty to make regulatory filings and/or reports and/or reporting under the requirements of any securities exchange) or, in the case of Orgenesis, in the presentation of activities to its potential investors business partners and/or collaborators.

12.5. Orgenesis is and shall remain the owner of all Orgenesis IP, and of any inventions, discoveries, improvements, derivatives, results, data, data rights, information, know how, new-uses, compounds, formulas, processes, manufacturing protocols, processes, clinical results, methods, techniques, products, treatments, materials, and any other intellectual property which is derived from the original Orgenesis IP and which is generated, conceived, developed and/or reduced to practice by and/or on behalf of Orgenesis, **Atvio**, , alone or together with others, resulting from the performance of the Services activities and/or derived under, resulting from and/or otherwise related to Orgenesis' Confidential Information (collectively "Resulting IP") and Orgenesis or any of its Affiliates may make use of the Resulting IP for any and all lawful purposes, including without limitation, for their respective worldwide operations without further charge to Orgenesis or any of its Affiliates. Atvio hereby assigns and shall assign shall and shall cause any subcontractor and/or person and/or entity working on its behalf in the performance of the JV and/or the Services to assign to Orgenesis or its designee, any and all rights and interests they may have in and to the Resulting IP, without further remuneration or compensation and shall and shall cause any subcontractor and/or person and/or entity working on their behalf to execute any document and/or take any other actions reasonably required by Orgenesis to perfect Orgenesis rights to the Resulting IP throughout the world, at Orgenesis' expense.

Any new intellectual property, including, without limitation, inventions, discoveries, data, data rights, information, know how, compounds, formulas, processes, manufacturing protocols, processes, clinical results, methods, techniques, products, treatments, materials, developed, made and/or generated by or on behalf of Atvio and which do not constitute Orgenesis IP and/or Resulting IP (**"Atvio IP"**), shall be exclusively owned by Atvio. Orgenesis shall have the right of first refusal in the event that Atvio elects to sell, transfer, exclusively license and/or otherwise dispose of the Atvio IP or any portion thereof.

12.6. Without derogating from any of the forgoing, Atvio specifically acknowledges and agrees that Orgenesis Inc. is a publicly traded company and that in the course of disclosure, Atvio may receive certain material non-public information (financial, commercial or other). Atvio is aware that the United States securities laws impose restrictions on trading in securities when in possession of

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such information. Atvio further acknowledges and agrees that using such information and utilizing it to its benefit may cause Orgenesis to be in violation of the applicable securities laws. Atvio undertakes and agrees that it and/or anyone on its behalf, shall not, directly or indirectly utilize such information in a way which may be considered 'inside trading' or in any way which may be considered prohibited, restricted misappropriate or otherwise in violation of the securities laws applicable to.

13. GOVERNING LAW; DISPUTE RESOLUTION

13.1. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Israel, without regard to the conflict of laws rules thereof.

13.2. Notwithstanding the foregoing, Orgenesis shall be entitled to pursue an injunction or other equitable relief against Atvio or its agents in any jurisdiction in order to enforce the provisions hereof in respect of confidentiality and intellectual property.

14. RULING LANGUAGE

The ruling language of this Agreement and the JV is English. To the extent practicable with third Parties, English shall be the language used for all purposes in connection with the JV and this Agreement.

15. MISCELLANEOUS

15.1. This Agreement shall not be assigned by either Party to any third party without the written consent of the other Party which consent shall not be unreasonably withheld; except that either Party may assign this Agreement, without such consent upon written notice to the other party, to: (i) an Affiliate of such Party, or (ii) an entity that acquires all or substantially all of its business or assets to which this Agreement pertains, whether by merger, reorganization, acquisition, sale or otherwise. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

15.2. This Agreement (including the exhibits hereto) sets forth the entire agreement and understanding between the Parties relative to the subject matter contained herein and supersedes all other agreements, oral and written, heretofore made between the Parties. Only a writing signed by the Parties may amend this Agreement or any exhibits. Such Amendment shall become binding as of the date indicated in the amendment or the date last signed by the authorized representatives of both Parties, if not otherwise provided for. If any one or more of the terms of this Agreement shall for any reason be held to be invalid or unenforceable, such term shall be construed in a manner to enable it to be enforced to the extent compatible with applicable law. Any determination of the invalidity or unenforceability of any provision of the Agreement shall not affect the remaining provisions hereof unless

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the business purpose of this Agreement is substantially frustrated thereby.

15.3. Except as otherwise provided in this Agreement, all notices permitted or required by this Agreement shall be in writing and shall be deemed to have been duly served (i) upon personal delivery (ii) upon facsimile or electronic e-mail transmission (receipt of which has been confirmed by the recipient) or (iii) seven (7) business days after deposit, postage prepaid, return receipt requested, if sent by reputed overnight international currier service and addressed to the address of the Parties as set forth below or in accordance with such other address information as the Party to receive notice may provide in writing to the other Party in accordance with the above notice provisions. Any notice given by any other method will be deemed to have been duly served upon receipt thereof:

To Orgenesis at:

Orgenesis, Inc.

____
Facsimile: ____________
Email: ____________
Attn: ____________

With Copy to (which shall not constitute a notice):
Mark Cohen, Adv.
Pearl Cohen Zedek Latzer Baratz LLP
1500 Broadway,
New York, New York 10036
USA
Email: MCohen@PearlCohen.com

To **Atvio**
Facsimile: 04 9536165
Email: ohad@karnieli.com
Attn: ____________

15.4. Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in drafting this Agreement. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption shall exist or be implied against the Party which drafted such terms and provisions.

15.5. No waiver by any party, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such Party's rights under any other provision of this Agreement. The failure or delay of a party to claim the performance of an obligation of another party shall not be deemed a waiver of the performance of such obligation or of any future obligations of a similar nature.

Vered Caplan

15.6. It is hereby agreed and declared between the parties that they shall act in all respects relating to this Agreement as independent contractors and there neitheris nor shall there be any employer-employee or principal-agent relationship between the Parties. Each party will be responsible for payment of all salaries and taxes and social welfare benefits and any other payments of any kind in respect of its own employees and officers, regardless of the location of the performance of their duties, or the source of the directions for the performance thereof.

15.7. This Agreement may be executed in any number of counterparts (including counterparts transmitted by facsimile and by electronic mail), each of which shall be deemed an original, but all of which taken together shall be deemed to constitute one and the same instrument.

[signature page immediately follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

Orgenesis, Inc.	Atvio Biotech Ltd.
Signature	Signature
Vered Caplan	Ohad Karnieli
Name (Print)	Name (Print)
CEO	Shareholder/CEO
Title	Title

Each of the Atvio Shareholders hereby agrees, severally, to comply with the terms applicable to each, including without limitation, Sections 2.11 and 4above.

In witness whereof, each of the undersigned has duly executed this agreement as of the date set forth opposite such shareholder's name.

Shareholder	**Date**
Ohad Karnieli	May 10, 2016